n e w s r e l e a s e	Exhibit 99.1 Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Second Quarter 2023 Financial Results;
Affirms Full Year 2023 Adjusted EPS Guidance

•Reports 2Q23 earnings per share (EPS) of $7.66 on a GAAP basis, Adjusted EPS of $8.94; reports YTD 2023 EPS of $17.54 on a GAAP basis, $18.32 on an Adjusted basis
•Revises FY 2023 EPS guidance to 'at least $26.91' on a GAAP basis, affirms FY 2023 Adjusted EPS of 'at least $28.25'
•Raises 2023 individual Medicare Advantage membership growth by 50,000 to 'approximately 825,000', or 18 percent growth over FY 2022 ending membership, meaningfully higher than industry growth
•Highlights stabilizing Medicare Advantage utilization environment based on most recent claims activity; affirms FY 2023 Insurance segment benefit expense ratio guidance range of 86.3% to 87.3%

LOUISVILLE, KY (August 2, 2023) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and diluted earnings per share (EPS) for the quarter ended June 30, 2023 (2Q23) versus the quarter ended June 30, 2022 (2Q22) and for the six months ended June 30, 2023 (YTD 2023) versus the six months ended June 30, 2022 (YTD 2022) as noted in the tables below.

Consolidated income before income taxes and equity in net earnings (pretax results) In millions	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
Generally Accepted Accounting Principles (GAAP)	$1,262	$1,122	$2,876	$2,342
Amortization associated with identifiable intangibles	16	18	34	36
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	53	(8)	107	(29)
Transaction and integration costs	4	36	(48)	53
Change in fair market value of publicly-traded equity securities	—	62	(1)	170
Impact of exit of employer group commercial medical products business	45	15	(37)	(22)
Accrual related to certain anticipated litigation expenses	90	—	90	—
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—	203	—	203
Adjusted (non-GAAP)	$1,470	$1,448	$3,021	$2,753

Diluted earnings per share (EPS)	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	$7.66	$5.48	$17.54	$12.77
Amortization associated with identifiable intangibles	0.13	0.14	0.27	0.28
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.43	(0.06)	0.85	(0.23)
Transaction and integration costs	0.03	0.28	(0.38)	0.42
Change in fair market value of publicly-traded equity securities	—	0.48	(0.01)	1.33
Impact of exit of employer group commercial medical products business	0.35	0.11	(0.30)	(0.17)
Accrual related to certain anticipated litigation expenses	0.72	—	0.72	—
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—	1.60	—	1.60
Tax provision related to the then-pending sale of Kindred at Home's Hospice and Personal Care divisions	—	1.31	—	1.31
Tax impact of non-GAAP adjustments	(0.38)	(0.58)	(0.37)	(0.74)
Adjusted (non-GAAP)	$8.94	$8.76	$18.32	$16.57

For comparative purposes, the 2Q22 and YTD 2022 reconciliations noted in the preceding tables have been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. Additionally, 2Q22 and YTD 2022 per share impacts have been recast to disclose the pretax per share impact of each adjustment, followed by a cumulative tax impact. Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as additional reconciliations.

"The strength of Humana’s fundamentals continues to be shown in our results, including delivering second quarter Adjusted EPS of $8.94 and affirmation of our full year 2023 Adjusted EPS guidance of 'at least $28.25',” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. "The strong growth of our individual Medicare Advantage business, now anticipated to grow by approximately 825,000 members in 2023 and reflecting an 18 percent growth rate, gives us further confidence in our ability to deliver strong earnings growth in the future, while continuing to advance our strategy including scaling our CenterWell capabilities in primary care, home health, and pharmacy. We're also pleased with our continued organic growth in Medicaid, with the recent announcements of awards in Indiana and Oklahoma. In all, we remain committed to our mid-term Adjusted EPS target of $37 in 2025."

Please refer to the tables above, as well as the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting the year-over-comparisons.
In addition, a summary of key consolidated and segment statistics comparing 2Q23 to 2Q22 and YTD 2023 to YTD 2022 follows.

Prior period segment financial information has been recast to conform to Humana's recently revised segment presentation, as disclosed as part of the company's fourth quarter 2022 earnings press release dated February 1, 2023. Additionally, 2Q22 and YTD 2022 Adjusted metrics have also been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023.

Humana Inc. Summary of Results ($ in millions, except per share amounts)	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
CONSOLIDATED
Revenues	$26,747	$23,662	$53,489	$47,632
Revenues - Adjusted (non-GAAP)	$25,733	$22,540	$51,385	$45,402
Pretax results	$1,262	$1,122	$2,876	$2,342
Pretax results - Adjusted (non-GAAP)	$1,470	$1,448	$3,021	$2,753
EPS	$7.66	$5.48	$17.54	$12.77
EPS - Adjusted (non-GAAP)	$8.94	$8.76	$18.32	$16.57
Benefits expense ratio	86.3%	85.8%	85.9%	86.1%
Benefits expense ratio - Adjusted (non-GAAP)	86.1%	85.7%	86.0%	86.2%
Operating cost ratio	11.8%	13.4%	11.5%	12.7%
Operating cost ratio - Adjusted (non-GAAP)	11.2%	12.2%	11.0%	11.9%
Operating cash flows			$9,863	$1,261
Operating cash flows - Adjusted (non-GAAP) (e)			$2,861	$1,261
Parent company cash and short term investments			$1,109	$800
Debt-to-total capitalization			41.0%	45.3%
Days in Claims Payable (DCP)	42.6	46.0

INSURANCE SEGMENT
Revenues	$25,875	$22,532	$51,778	$45,499
Revenues - Adjusted (non-GAAP)	$24,861	$21,348	$49,675	$43,099
Benefits expense ratio	86.8%	86.1%	86.4%	86.5%
Benefits expense ratio - Adjusted (non-GAAP)	86.6%	86.0%	86.5%	86.6%
Operating cost ratio	9.9%	9.4%	9.6%	9.2%
Operating cost ratio - Adjusted (non-GAAP)	9.2%	8.8%	9.1%	8.7%
Income from operations	$1,031	$1,107	$2,358	$2,103
Income from operations - Adjusted (non-GAAP)	$1,172	$1,127	$2,422	$2,091

CENTERWELL SEGMENT
Revenues	$4,530	$4,527	$9,035	$8,892
Operating cost ratio	92.6%	91.1%	92.1%	90.8%
Income from operations	$287	$358	$617	$728
Income from operations - Adjusted (non-GAAP) (f)	$337	$402	$716	$819

Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as reconciliations.

2023 Earnings Guidance
Humana revised its GAAP EPS guidance for the year ending December 31, 2023 (FY 2023) to 'at least $26.91' from 'at least $27.88', while affirming its Adjusted EPS guidance of 'at least $28.25'. The Adjusted EPS guidance reflects a $0.25 increase from the initial guidance of 'at least $28.00', issued as part of the company's fourth quarter 2022 earnings release.

Diluted earnings per common share	FY 2023 Guidance (g)	FY 2022
GAAP	at least $26.91	$22.08
Amortization of identifiable intangibles	0.53	0.64
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.85	0.53
Transaction and integration costs	(0.38)	0.83
Change in fair market value of publicly-traded equity securities	(0.01)	0.97
Impact of exit of employer group commercial medical products business	0.17	0.84
Accrual related to certain anticipated litigation expenses	0.72	—
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—	3.72
Net gain on the sale of Kindred at Home's (KAH) Hospice and Personal Care divisions (KAH Hospice)	—	(1.86)
Tax impact of non-GAAP adjustments	(0.54)	(1.87)
Adjusted (non-GAAP) – FY 2023 projected; FY 2022 reported	at least $28.25	$25.88
For comparative purposes, the FY 2022 reconciliation noted in the preceding table has been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as additional reconciliations.
Detailed Press Release
Humana’s full earnings press release, including the statistical pages, has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).
Conference Call
Humana will host a conference call at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.
To participate via phone, please register in advance at this link - https://register.vevent.com/register/BIb4689a1bdb164a4f81d868deb2ddd402.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call. A webcast of the 2Q23 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast.

Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations, as well as for planning and decision-making purposes. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at a non-GAAP (Adjusted) financial measures.
Refer to the footnotes and the GAAP to Adjusted (non-GAAP) reconciliations that follow, along with those reconciliations included on pages 1, 2, and 4, for impacts to the company's GAAP financials.

(a) 2Q23 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations (including amortization expense of $6 million in the Insurance segment and $10 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Impact of exit of employer group commercial medical products business - GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Accrual related to certain anticipated litigation expenses - GAAP measures affected in this release include consolidated pretax results, EPS, Insurance segment income from operations, and the consolidated and Insurance segment operating cost ratios.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

Revenues

Revenues - CONSOLIDATED (in millions)	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	$26,747	$23,662	$53,489	$47,632
Change in fair market value of publicly-traded equity securities	—	62	(1)	170
Impact of exit of employer group commercial medical products business	(1,014)	(1,184)	(2,103)	(2,400)
Adjusted (non-GAAP)	$25,733	$22,540	$51,385	$45,402

Revenues - INSURANCE SEGMENT (in millions)	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	$25,875	$22,532	$51,778	$45,499
Impact of exit of employer group commercial medical products business	(1,014)	(1,184)	(2,103)	(2,400)
Adjusted (non-GAAP)	$24,861	$21,348	$49,675	$43,099

Benefit Expense Ratio

Benefit expense ratio - CONSOLIDATED	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	86.3%	85.8%	85.9%	86.1%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.1)%	0.1%	0.1%
Adjusted (non-GAAP)	86.1%	85.7%	86.0%	86.2%

Benefit expense ratio - INSURANCE SEGMENT	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	86.8%	86.1%	86.4%	86.5%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.1)%	0.1%	0.1%
Adjusted (non-GAAP)	86.6%	86.0%	86.5%	86.6%

Operating Cost Ratio

Operating cost ratio - CONSOLIDATED	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	11.8%	13.4%	11.5%	12.7%
Transaction and integration costs	—%	(0.1)%	—%	(0.1)%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.3)%	(0.3)%	(0.3)%
Accrual related to certain anticipated litigation expenses	(0.4)%	—%	(0.2)%	—%
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—%	(0.8)%	—%	(0.4)%
Adjusted (non-GAAP)	11.2%	12.2%	11.0%	11.9%

Operating cost ratio - INSURANCE SEGMENT	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	9.9%	9.4%	9.6%	9.2%
Impact of exit of employer group commercial medical products business	(0.3)%	(0.6)%	(0.3)%	(0.5)%
Accrual related to certain anticipated litigation expenses	(0.4)%	—%	(0.2)%	—%
Adjusted (non-GAAP)	9.2%	8.8%	9.1%	8.7%

Insurance Segment Income from Operations

Income from operations - INSURANCE SEGMENT	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	$1,031	$1,107	$2,358	$2,103
Amortization associated with identifiable intangibles	6	5	11	10
Impact of exit of employer group commercial medical products business	45	15	(37)	(22)
Accrual related to certain anticipated litigation expenses	90	—	90	—
Adjusted (non-GAAP)	$1,172	$1,127	$2,422	$2,091

(b) 2Q22 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations (including amortization expense of $5 million in the Insurance segment and $13 million in the CenterWell segment).

•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues.
•Impact of exit of employer group commercial medical products business - GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Charges primarily related to asset and software impairment and abandonment, as a result of initiatives undertaken associated with the company's previously disclosed $1 billion value creation - GAAP measures affected in this release include consolidated pretax, EPS, and the consolidated operating cost ratio.
•Impact related to the recognition of a deferred tax liability in connection with the held-for-sale classification of Kindred at Home's (KAH) Hospice and Personal Care divisions resulting from the company's then pending sale of the business - EPS is the only GAAP measure affected in this release.
•Cumulative net tax benefit of adjustments (excluding the impact of the tax impact related to KAH note in above bullet point) - EPS is the only GAAP measure affected.

(c) YTD 2023 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations (including amortization expense of $11 million in the Insurance segment and $23 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues.
•Impact of exit of employer group commercial medical products business - GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Accrual related to certain anticipated litigation expenses - GAAP measures affected in this release include consolidated pretax results, EPS, Insurance segment income from operations, and the consolidated and Insurance segment operating cost ratios.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

(d) YTD 2022 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations (including amortization expense of $10 million in the Insurance segment and $26 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues.
•Charges primarily related to asset and software impairment and abandonment, as a result of initiatives undertaken associated with the company's previously disclosed $1 billion value creation - GAAP measures affected in this release include consolidated pretax, EPS, and the consolidated operating cost ratio.
•Impact related to the recognition of a deferred tax liability in connection with the held-for-sale classification of Kindred at Home's Hospice and Personal Care divisions resulting from the company's then pending sale of the business - EPS is the only GAAP measure affected in this release.
•Cumulative net tax benefit of adjustments (excluding the impact of the tax impact related to KAH note in above bullet point) - EPS is the only GAAP measure affected.

(e) Generally, when the first day of a month falls on a weekend of holiday, with the exception of January 1 (New Year's Day), the company receives its monthly Medicare premium payment from CMS on the last business day of the previous month. On a GAAP basis, this can result in certain quarterly cash flows from operations including more or less than three monthly payments.
Consequently, when this occurs, the company reports Adjusted cash flows from operations to reflect three payments in each quarter to match the related expenses.

Net cash from operating activities (in millions)	YTD 2023	YTD 2022
GAAP	$9,863	$1,261
Timing of premium payment from CMS	(7,002)	—
Adjusted (non-GAAP)	$2,861	$1,261

f) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations. Prior year presentation has been recast to conform to current year presentation.

Income from operations - CENTERWELL SEGMENT (in millions)	2Q23	2Q22	YTD 2023	YTD 2022
GAAP	$287	$358	$617	$728
Depreciation and amortization expense	50	44	99	91
Adjusted (non-GAAP)	$337	$402	$716	$819

(g) FY 2023 projected Adjusted results exclude the following:
•FY 2023 GAAP EPS excludes the YTD 2023 impact of fair value changes of the put/call options associated with Humana's non-consolidating minority interest investments as future value changes can not be estimated.
•The fair value of publicly-traded securities, their impact on GAAP EPS, and the related non-GAAP adjustment will fluctuate depending on the public trading value of the stock. The guidance set forth herein assumes no further change in the fair value of those investments, other than the YTD 2023 adjustment.
•Transaction and integration costs reflect the impact of YTD 2023 activity.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence due to its failure to include a "Fee for Service Adjuster (FFS Adjuster)" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.

•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
•The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks Humana faces, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2022;
•Form 10-Q for the quarter ended March 31, 2023; and
•Form 8-Ks filed during 2023.

About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.